Exhibit 99.1

For Immediate Release

Ferro Corporation Announces Entry into Senior Secured Credit Facilities and Results to Date for Tender Offer and Consent Solicitation for Its 7.875% Senior Notes due 2018

CLEVELAND, Ohio – July 31, 2014 – Ferro Corporation (NYSE: FOE) (“Ferro” or the “Company”) announced today that it has made significant progress on its previously disclosed refinancing. The Company has entered into new senior secured credit facilities (“Credit Facilities”) in an aggregate amount of $500 million, consisting of a senior secured term loan facility (the “Term Loan Facility”) in an aggregate principal amount of $300 million and a senior secured revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of $200 million (collectively, the “Debt Financing”). The Debt Financing, among other things, was used to refinance Ferro’s existing senior secured credit facility and will be used for payments in connection with the Tender Offer (as defined below) and Consent Solicitation (as defined below).

The Term Loan Facility has a seven-year term and the Revolving Credit Facility has a five-year term. The loans under the Term Loan Facility bear interest equal to LIBOR plus 3.25% (subject to a 0.75% LIBOR floor) and the loans under the Revolving Credit Facility initially bear interest at LIBOR plus 2.75%.

Ferro also announced today the results to date in connection with its previously announced tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation”) with respect to all $250 million of its outstanding 7.875% Senior Notes due 2018 (the “Notes”).

As of 5:00 p.m., New York City time, on July 30, 2014 (the “Early Tender Deadline”), according to Global Bondholder Services Corporation (“GBSC”), the tender agent and information agent in connection with the Tender Offer and Consent Solicitation, approximately $143 million, or 57%, of the aggregate principal amount of outstanding Notes had been validly tendered and not withdrawn in the Tender Offer and Consent Solicitation. Accordingly, Ferro has received consents sufficient to approve the proposed amendments to the indenture (the “Indenture”) governing the Notes. In connection with the consummation of the Debt Financing, Ferro and the trustee for the Notes will enter into a supplemental indenture containing the proposed amendments to the Indenture. Such amendments will not become operative, however, unless and until Ferro accepts the Notes validly tendered and not withdrawn on or prior to the Early Tender Deadline in the Tender Offer and Consent Solicitation.

The Tender Offer and Consent Solicitation will expire at Midnight, New York City time, at the end of August 12, 2014 (the “Expiration Date”), unless extended or earlier terminated by Ferro.

Holders who validly tendered and did not withdraw their Notes at or prior to the Early Tender Deadline will be eligible to receive $1,043.62 for each $1,000 principal amount of Notes tendered, which includes the consent payment of $20.00 for each $1,000 principal amount of Notes tendered (the “Consent Payment”). Holders who validly tender and do not withdraw their Notes at or prior to the Expiration Date will only be eligible to receive $1,023.62 for each $1,000 principal amount of Notes tendered, and will not be eligible to receive the Consent Payment. Following the Expiration Date, the Company intends to redeem the balance of outstanding Notes, if any.

J.P. Morgan Securities LLC is acting as the Dealer Manager for the Tender Offer and as the Solicitation Agent for the Consent Solicitation.

None of Ferro, any member of its board of directors, the Dealer Manager, the Solicitation Agent, the Information Agent, the Tender Agent or the Trustee is making any recommendation to the holders of the Notes as to whether to tender or refrain from tendering their Notes pursuant to the Tender Offer. Holders of the Notes must decide whether they will tender pursuant to the Tender Offer and, if so, how many Notes they will tender.

The Tender Offer has been made and will continue to be made only by means of the Offer to Purchase and Consent Solicitation Statement dated July 16, 2014 and the related Letter of Transmittal and Consent. Questions regarding the Tender Offer and Consent Solicitation may be directed by mail to J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Attention: Liability Management Group, or by calling (800) 245-8812 (toll-free) or (212) 270-1200. Copies of the Tender Offer and Consent Solicitation documents may be obtained at no charge by directing a request by mail to Global Bondholder Services Corporation, 65 Broadway, Suite 404, New York, NY 10006, or by calling (212) 430-3774 (Banks and Brokers) and toll-free at 866-873-7700.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy the Notes. The Tender Offer and Consent Solicitation are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials, including glass-based coatings, pigments and colors, and polishing materials. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, Ferro has approximately 4,020 employees globally and reported 2013 sales of $1.6 billion.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning Ferro’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect Ferro’s future financial performance include the following:

•	Ferro’s ability to successfully complete the disposition of its Polymer Additives business;

•	Demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;

•	Ferro’s ability to successfully implement its value creation strategy;

•	Ferro’s ability to successfully implement and/or administer its cost-saving initiatives, including its restructuring programs and indirect spend optimization initiative, and to produce the desired results, including projected savings;

•	Restrictive covenants in Ferro’s credit facilities could affect Ferro’s strategic initiatives and liquidity;

•	Ferro’s ability to access capital markets, borrowings, or financial transactions;

•	The effectiveness of Ferro’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	The impact of interruption, damage to, failure, or compromise of Ferro’s information systems;

•	The availability of reliable sources of energy and raw materials at a reasonable cost;

•	Currency conversion rates and economic, social, regulatory, and political conditions around the world;

•	Ferro’s presence in certain geographic regions, including Latin America and Asia-Pacific, where it can be difficult to compete lawfully;

•	Increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;

•	Ferro’s ability to successfully introduce new products or enter into new growth markets;

•	Ferro’s ability to complete future acquisitions or dispositions, or successfully integrate future acquisitions;

•	Sale of products into highly regulated industries;

•	Limited or no redundancy for certain of Ferro’s manufacturing facilities and possible interruption of operations at those facilities;

•	Competitive factors, including intense price competition;

•	Ferro’s ability to protect its intellectual property or to successfully resolve claims of infringement brought against Ferro;

•	The impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;

•	Management of Ferro’s general and administrative expenses;

•	Ferro’s multi-jurisdictional tax structure;

•	The impact of Ferro’s performance on its ability to utilize significant deferred tax assets;

•	The effectiveness of strategies to increase Ferro’s return on invested capital;

•	Stringent labor and employment laws and relationships with Ferro’s employees;

•	The impact of requirements to fund employee benefit costs, especially post-retirement costs;

•	Implementation of new business processes and information systems;

•	Exposure to lawsuits in the normal course of business;

•	Risks and uncertainties associated with intangible assets;

•	Ferro’s borrowing costs could be affected adversely by interest rate increases;

•	Liens on Ferro’s assets by its lenders affect its ability to dispose of property and businesses;

•	Ferro may not pay dividends on its common stock in the foreseeable future;

•	A decision by Ferro not to redeem any Notes not tendered in the Tender Offer; and

•	Other factors affecting Ferro’s business that are beyond its control, including disasters, accidents and governmental actions.

The risks and uncertainties identified above are not the only risks Ferro faces. Additional risks and uncertainties not presently known to Ferro or that it currently believes to be immaterial also may adversely affect Ferro. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on Ferro’s business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Ferro does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in Ferro’s Annual Report on Form 10-K for the year ended December 31, 2013.

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Contacts:

Investor Contact:

John Bingle, 216-875-5411

Treasurer and Director of Investor Relations

john.bingle@ferro.com

or

Media Contact:

Mary Abood, 216-875-5401

Director, Corporate Communications

mary.abood@ferro.com

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